EXHIBIT 10.2

FTI CONSULTING, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1. Establishment and Objectives of the Plan

FTI Consulting, Inc., a Maryland corporation (“FTI” or the “Company”), hereby establishes this FTI Consulting, Inc. Non-Employee Director Compensation Plan (the “Plan”), effective as of April 27, 2005, for the benefit of Non-Employee Directors of FTI. The Plan serves as an amendment and replacement of the compensation arrangements in effect prior to April 27, 2005, for Non-Employee Directors. The Plan is established as a sub-plan of the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended, the terms of which are incorporated into the Plan for all relevant purposes, and all equity-based awards made pursuant to the Plan shall be issued under the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended, or any successor plan. The Plan is intended to advance the interests of the Company by providing the Company an advantage in attracting and retaining Non-Employee Directors and by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below. Any words that appear in the Plan with initial capitalized letters that are not defined below shall have the meaning ascribed thereto under the LTIP.

(a) “Account” means a bookkeeping reserve account to which Stock Units and Restricted Stock Units are credited on behalf of Non-Employee Directors.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

(c) “Award” means a share of Restricted Stock, a Restricted Stock Unit, a Stock Unit, or an Option granted under this Plan.

(d) “Annual Retainer” means the retainer fee established by the Board in accordance with Section 4.1 and payable to a Non-Employee Director for services performed as a member of the Board of Directors.

(e) “Annual Retainer Payment Date” means the date on which the Annual Retainer becomes payable in accordance with Section 4.2, without regard to any Deferral Election respecting such Annual Retainer.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company.

(g) “Change in Control” shall have the meaning ascribed thereto under the LTIP.

(h) “Change in Control Event” shall have the meaning ascribed thereto under Code section 409A(a)(2)(A)(v) with respect to a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.

(j) “Committee” means the Committee under the LTIP.

(k) “Common Stock” means the Company’s common stock, par value $.01 per share.

(l) “Company” means FTI Consulting, Inc., a Maryland corporation.

(m) “Cyclical Equity Grant” means the grant of an Award to an Eligible Director pursuant to Section 5.

(n) “Cyclical Equity Grant Election” means a written election made in accordance with the provisions of Section 6 regarding the form of Award to be issued under the applicable Cyclical Equity Grant.

(o) “Deferral Election” means a written election made in accordance with the provisions of Section 6 to defer receipt of the Non-Employee Director’s Annual Retainer until his or her Termination Date.

(p) “Disability” means the director’s inability to perform his or her services on the Board by reason of any medically determinable physical or mental impairment that is expected to result in death or last for a continuous period of not less than twelve months.

(q) “Effective Date” means April 27, 2005.

(r) “Eligible Director” means a person who is elected, appointed or otherwise first becomes a Non-Employee Director on or after the Effective Date and each Incumbent Director on and after his Existing Option Maturity Date; provided that in each such case the person is serving as a director on the Board at the relevant time.

(s) “Elections” means, collectively, a Non-Employee Director’s Deferral Election or Option Election, as applicable, and Cyclical Equity Grant Election.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Existing Option Maturity Date” means the date the Incumbent Director would have been eligible to receive his next cyclical stock option award under the compensation arrangements in effect prior to April 27, 2005, for Non-Employee Directors.

(v) “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan. For all purposes under the Plan, the term “relevant date” as used in this definition of Fair Market Value means the date as of which Fair Market Value is to be determined.

(w) “Incumbent Director” means a person serving as a Non-Employee Director on the Effective Date.

(x) “LTIP” means the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended and restated effective April 27, 2005, and as amended from time to time, or any successor or substitute plan.

(y) “New Director” means a person who (i) is first elected or appointed as a Non-Employee Director on or after the Effective Date or (ii) first becomes a Non-Employee Director on or after the Effective Date.

(z) “Non-Employee Director” means a member of the Board who, at the time of his or her service, is not an employee of the Company or any Affiliate.

(aa) “Option” means a nonstatutory option to purchase one share of Common Stock.

(bb) “Option Election” means a written election made in accordance with the provisions of Section 6 to receive payment of the Non-Employee Director’s Annual Retainer in the form of Options in lieu of cash.

(cc) “Plan” means this FTI Consulting, Inc. Non-Employee Director Compensation Plan, as amended from time to time.

(dd) “Plan Administrator” means the Board or the Committee, as the case may be.

(ee) “Plan Year” shall be the twelve-month period coinciding with the calendar year.

(ff) “Restricted Stock” means a share of Common Stock that is granted pursuant to the terms of Section 5.2(c).

(gg) “Restricted Stock Unit” means the Company’s unfunded promise, granted pursuant to the terms of Section 5.2(d), to deliver one share of Common Stock upon a specified future event.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Stock Unit” means the Company’s unfunded promise, granted pursuant to the terms of Section 4.3 or Section 8 and that is not subject to forfeiture, to deliver one share of Common Stock upon a specified future event.

(jj) “Termination Date” means the date on which a Non-Employee Director ceases to serve as a member of the Board.

3. Administration of the Plan

Except as otherwise provided herein, the Plan shall be administered by the Board. The Board shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award granted under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Board shall be final and binding on all parties. The Board shall be the named fiduciary for purposes of the claims procedure set forth in Section 16. Notwithstanding the above, the selection of Non-Employee Directors to whom Awards are to be granted, the number of shares of Restricted Stock granted or the number of shares subject to any Stock Unit, Restricted Stock Unit or Option, the exercise price of any Option, the ten-year maximum term of any Option, and the vesting period for shares of any Awards shall be as provided in this Plan.

4. Annual Retainer

4.1 Amount of Annual Retainer. Each Non-Employee Director who is an Eligible Director will be entitled to receive an Annual Retainer, in accordance with Section 4.2, in the amount determined from time to time by the Board. Until changed by resolution of the Board of Directors, the Annual Retainer will be, or have a value equivalent to: $50,000 for each Non-Employee Director who does not serve as a chair of a committee of the Board; $55,000 for the Non-Employee Directors who serve as the chair of the Compensation Committee of the Board or of the Nominating and Corporate Governance Committee of the Board; and $60,000 for the Non-Employee Director who serves as the chair of the Audit Committee of the Board.

4.2 Commencement, Timing and Manner of Annual Retainer Payment.

(a) On the date that an individual first becomes a New Director, and on each anniversary of such date thereafter, provided that the individual is then an Eligible Director, he shall be paid an Annual Retainer.

(b) On an Incumbent Director’s Existing Option Maturity Date and on each anniversary of such date thereafter, provided that the individual is then an Eligible Director, he shall be paid an Annual Retainer.

(c) Each Annual Retainer payment shall be payable, in advance, for the twelve-month period following the Annual Retainer Payment Date, but shall not be pro-rated nor shall any amount thereof be refundable to the Company in the event that the Non-Employee Director’s Termination Date occurs before the expiration of the twelve-month period for which such Annual Retainer was paid.

(d) Except as otherwise elected pursuant to Section 4.3 or 4.4 below, the Annual Retainer shall be paid in cash to the Eligible Director.

4.3 Election to Defer Receipt of Annual Retainer. Each Eligible Director is permitted, in accordance with the election provisions set forth in Section 6, to defer receipt of the Annual Retainer payable for any twelve-month period until the Non-Employee Director’s Termination Date (a “Deferral Election”). For each Plan Year with respect to which an Eligible Director has a valid Deferral Election in force and provided that sufficient shares are then available for award under the LTIP, the Eligible Director shall be awarded, on each Annual Retainer Payment Date, a number of Stock Units equal to the quotient, rounded down to the nearest whole share, obtained by dividing the amount of the Annual Retainer by the Fair Market Value of one share of Common Stock on the applicable Annual Retainer Payment Date. Such Stock Units will be credited to the Eligible Director’s Account as of the applicable Annual Retainer Payment Date. Stock Units will be settled in shares of Common Stock upon or as soon as practicable following the Non-Employee Director’s Termination Date. Upon settlement, the Company shall issue to the director, or the director’s estate as applicable, a number of shares of Common Stock equal to the number of Stock Units then credited to the director’s Account. The crediting of Stock Units to the Eligible Director’s Account shall not entitle the director to voting or other rights as a stockholder until shares of Common Stock are issued upon settlement, but shall entitle the director to receive dividend equivalents under Section 8. Stock Units will be evidenced by an agreement, in a form approved by the Plan Administrator, which shall be subject to the terms and conditions of the Plan and the LTIP.

4.4 Election to Receive Annual Retainer Payment in the Form of Options. Each Eligible Director is permitted, in accordance with the election provisions set forth in Section 6, to elect to receive payment of the Annual Retainer payable for any twelve-month period in the form of Options rather than in cash (an “Option Election”). For each Plan Year with respect to which an Eligible Director has a valid Option Election in force and provided that sufficient shares are then available for award under the LTIP, the Eligible Director shall be awarded, on each Annual Retainer Payment Date, Options having a value on the grant date equivalent to the Annual Retainer amount then due. The number of Options to be awarded will be determined in good faith by the Plan Administrator using the option valuation model and assumptions thereunder as set forth in the financial statements of the Company then most recently filed with the Securities and Exchange Commission. All such Options shall (i) expire, to the extent not sooner exercised or terminated, on the tenth anniversary of the date of grant; (ii) have an exercise price per share equal to the Fair Market Value of one share of Common Stock of the Company on the date of grant; (iii) be at all times during the Options’ term fully vested and exercisable; and (iv) provide for payment of the exercise price via cash, check, tender of shares of Common Stock, or any combination thereof. Options will be evidenced by an agreement, in a form approved by the Plan Administrator, which shall be subject to the terms and conditions of the Plan and the LTIP.

5. Equity-Based Compensation Component

5.1 Commencement and Timing of Cyclical Equity Grant

(a) On the date that an individual first becomes a New Director, and on every third anniversary of such date thereafter, provided that the individual is then an Eligible Director, he shall be awarded a Cyclical Equity Grant if there are then sufficient shares available for award under the LTIP.

(b) On an Incumbent Director’s Existing Option Maturity Date and on every third anniversary of such date thereafter, provided that the individual is then an Eligible Director, he shall be awarded a Cyclical Equity Grant if there are then sufficient shares available for award under the LTIP.

5.2 Amount and Form of Cyclical Equity Grant

(a) Until changed by resolution of the Board of Directors, the amount of each Cyclical Equity Grant shall be, depending upon the form of Award elected by the Non-Employee Director in accordance with the election provisions set forth in Section 6 (a “Cyclical Equity Grant Election”), (i) 75,000 Options, (ii) 37,500 shares of Restricted Stock, or (iii) 37,500 Restricted Stock Units. In the absence of a valid Cyclical Equity Grant Election, the Cyclical Equity Grant shall be awarded in the form of Options.

(b) All Options granted as Cyclical Equity Grants shall (i) expire, to the extent not sooner exercised, terminated or forfeited, on the tenth anniversary of the date of grant; (ii) have an exercise price per share equal to the Fair Market Value of one share of Common Stock on the date of grant; (iii) be subject to the vesting provisions set forth in Section 7; and (iv) provide for payment of the exercise price via cash, check, tender of shares of Common Stock, or any combination thereof. Any such Options that are unvested as of the Non-Employee Director’s Termination Date, after giving effect to Section 7(e), shall expire on such Termination Date, but the vested Options shall remain exercisable thereafter for the remainder of their ten-year term. Options will be evidenced by an agreement, in a form approved by the Plan Administrator, which shall be subject to the terms and conditions of the Plan and the LTIP.

(c) All shares of Restricted Stock granted as Cyclical Equity Grants shall (i) be subject to the vesting provisions set forth in Section 7; (ii) until vested, be nontransferable and not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment, or in any other manner made subject to a hedge transaction or puts and calls; and (iii) entitle the holder to all the rights of a stockholder, including voting and rights to receive dividends and distributions with respect to such shares, but shall be subject to transfer restrictions until vested. All shares of Restricted Stock that are unvested as of the Non-Employee Director’s Termination Date, after giving effect to Section 7(e), shall be forfeited to the Company for no consideration on such Termination Date. The Non-Employee Director will be reflected on the Company’s books as the owner of record of the shares of Restricted Stock as of the date of grant. The Company will hold the share certificates for safekeeping, or otherwise retain the shares in uncertificated book entry form, until the shares of Restricted Stock become vested and nonforfeitable. Any such share certificates shall bear an appropriate legend regarding nontransferability of the shares until vesting. All regular cash dividends on the shares of Restricted Stock held by the Company will be paid directly to the Non-Employee Director on the applicable dividend payment dates. As soon as practicable after vesting of the shares of Restricted Stock, the Company will deliver a share certificate to the Non-Employee Director, or deliver shares electronically or in certificate form to the Non-Employee

Director’s designated broker on the director’s behalf, for such vested shares. Restricted Stock Awards will be evidenced by an agreement, in a form approved by the Plan Administrator, which shall be subject to the terms and conditions of the Plan and the LTIP.

(d) All Restricted Stock Units granted as Cyclical Equity Grants shall (i) be subject to the vesting provisions set forth in Section 7; (ii) be nontransferable and not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment, or in any other manner made subject to a hedge transaction or puts and calls; and (iii) be settled in shares of Common Stock, to the extent vested, upon the Non-Employee Director’s Termination Date. All Restricted Stock Units that are unvested as of the Non-Employee Director’s Termination Date, after giving effect to Section 7(e), shall be forfeited to the Company for no consideration on such Termination Date. Upon settlement, the Company shall issue to the director, or the director’s estate as applicable, a number of shares of Common Stock equal to the number of vested units then credited to the director’s Account. The grant of a Restricted Stock Unit shall not entitle the director to voting or other rights as a stockholder until shares of Common Stock are issued to the holder upon settlement, but shall entitle the director to receive dividend equivalents under Section 8. Restricted Stock Units will be evidenced by an agreement, in a form approved by the Plan Administrator, which shall be subject to the terms and conditions of the Plan and the LTIP.

6. Elections

6.1 Types of Elections. Each Non-Employee Director shall be permitted to make (i) for each Plan Year with respect to the Annual Retainer payable therein, either a Deferral Election pursuant to Section 4.3 or an Option Election pursuant to Section 4.4, and (ii) for each Cyclical Equity Grant, a Cyclical Equity Grant Election pursuant to Section 5.2 (collectively, the “Elections”). An Eligible Director’s Elections shall apply to all, but not less than all, of the Annual Retainer payable for a Plan Year and to all, but not less than all, of the applicable Cyclical Equity Grant.

6.2 Election Rules. Elections shall be made by filing with the Secretary of the Company a written notice substantially in the form attached hereto as Exhibit A in accordance with the following rules:

(a) Elections by an Incumbent Director whose Existing Option Maturity Date is in 2005 must be made within 30 days after the Effective Date.

(b) Elections by an Incumbent Director whose Existing Option Maturity Date is after December 31, 2005, must be made by December 1st of the calendar year preceding the calendar year in which the Existing Option Maturity Date falls.

(c) Elections by a New Director must be made within 30 days after the individual first becomes a New Director and shall be applicable prospectively only. An individual who anticipates becoming a New Director may file his or her Elections in advance of becoming a New Director and any such Elections, if made before the date the individual becomes a New Director, shall apply to the Annual Retainer and Cyclical Equity Grant that is due on the date the individual becomes an Eligible Director.

(d) Elections may not be revoked or modified with respect to the Annual Retainer payable, or the Cyclical Equity Grant to be awarded, during any Plan Year for which the Elections are effective. Elections will remain in effect from year to year unless modified prospectively by the Non-Employee Director for a subsequent Plan Year. Modifications to a Non-Employee Director’s current Elections for any subsequent Plan Year may be made by filing a new Election Form by December 1st of the year preceding the Plan Year for which the modified Elections are to become effective.

(e) Once deferred pursuant to an effective Deferral Election, an Annual Retainer payment may not be distributed to a Non-Employee Director earlier than his or her Termination Date.

6.3 Default Elections. If an Eligible Director does not have a valid Deferral Election or Option Election in effect at the relevant time, his Annual Retainer will be paid in cash. If an Eligible Director does not have a valid Cyclical Equity Grant Election in effect at the relevant time, his Cyclical Equity Grant shall be made in Options.

7. Vesting

All Options, Restricted Stock Units and shares of Restricted Stock granted pursuant to Section 5 shall be subject to the following vesting provisions:

(a) Options, Restricted Stock Units and shares of Restricted Stock granted pursuant to Section 5 shall be unvested, unexercisable and subject to risk of forfeiture on the date of grant.

(b) Options granted pursuant to Section 5 shall become vested, exercisable and no longer subject to risk of forfeiture as to one-twelfth (1/12th) of the underlying shares of Common Stock three months after the date of grant, and as to an additional one-twelfth (1/12th) on such date every third month thereafter through the third anniversary of the date of grant, provided that the holder of the Option is a Non-Employee Director on the applicable vesting date.

(c) Restricted Stock Units shall become vested and no longer subject to risk of forfeiture as to one-twelfth (1/12th) of the underlying shares of Common Stock three months after the date of grant, and as to an additional one-twelfth (1/12th) on such date every third month thereafter through the third anniversary of the date of grant, provided that the person to whose Account such units are credited is a Non-Employee Director on the applicable vesting date.

(d) Shares of Restricted Stock shall become vested, no longer subject to risk of forfeiture and no longer subject to restrictions on transfer, as to one-twelfth (1/12th) of the shares three months after the date of grant, and as to an additional one-twelfth (1/12th) on such date every third month thereafter through the third anniversary of the date of grant, provided that the holder of the shares is a Non-Employee Director on the applicable vesting date.

(e) To the extent not sooner vested, all outstanding Awards shall become fully vested, exercisable and nonforfeitable, and all applicable restrictions on transfer shall cease, upon the earliest of (i) the Non-Employee Director’s death, (ii) the Non-Employee Director’s Disability, or (iii) immediately before the occurrence of a Change in Control.

8. Dividend Equivalents

If the Company declares a cash dividend payable to the holders of its Common Stock generally, then, on the payment date of the dividend, each Non-Employee Director will be credited with dividend equivalents, in the form of additional Stock Units, equal to the quotient, rounded down to the nearest whole share, determined by dividing (i) the product of (A) the amount of cash dividend per share of Common Stock multiplied by (B) the number of whole Stock Units and whole Restricted Stock Units credited to the Non-Employee Director’s Account as of the record date, by (ii) the Fair Market Value of a share of Common Stock on the payment date of the dividend. No adjustments for dividends shall be made to any Option granted under the Plan if the record date of any dividend is prior to the date of issuance of the shares of Common Stock purchased pursuant to exercise of the Option.

9. Adjustments for Corporate Transactions and Other Events

9.1 Changes in Capital Structure. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the number of shares of such Common Stock as to which prospective Cyclical Equity Grants shall be granted under this Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board, in its sole discretion, determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made with respect to any or all particular Awards. The Plan Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

9.2 Other Transactions Affecting the Common Stock. The terms and conditions of this Plan and any applicable Award agreement, including without limitation the vesting provisions of Section 7, will apply with equal force to any additional and/or substitute securities or other property (including cash) received by a Non-Employee Director in exchange for, or by virtue of his holding or having been credited with, an Award, whether such additional and/or substitute securities or other property are received as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, share exchange, or similar event, except as otherwise determined by the Board.

9.3 Change in Control Transactions. In the event of any transaction resulting in a Change in Control (as defined in the LTIP) of the Company, outstanding Options will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Options by, or for the substitution of equivalent options of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of outstanding Options under the Plan will be permitted, immediately before the Change in Control, to exercise the Options to the extent not previously exercised. Notwithstanding anything in the Plan or an Award agreement to the contrary, upon the occurrence of a Change in Control Event, all Stock Units and Restricted Stock Units then credited to the Accounts of Non-Employee Directors will be settled and paid out to such Non-Employee Directors, on or as soon as practicable after the occurrence of the Change in Control Event, in accordance with the provisions of Code section 409A.

9.4 Unusual or Nonrecurring Events. The Board is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

10. Compliance With Other Laws and Regulations

The Plan, the grant of Awards, and the obligation of the Company to issue and deliver shares of Common Stock upon vesting of shares of Restricted Stock or upon exercise of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue any shares upon vesting of shares of Restricted Stock or upon exercise of any Option if the issuance of such shares shall constitute a violation by the Non-Employee Director or the Company of any provisions of any law or regulation of any governmental authority or national securities exchange. Each Award granted under this Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (a) the listing, registration or qualification of the shares subject thereto on any securities exchange or trading market or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (b) the consent or approval of any governmental regulatory body, or (c) the making of investment or other representations are necessary or desirable in connection with the issue or purchase of shares subject thereto, no shares of Common Stock may be issued upon grant, vesting, or exercise of any Award unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained, free of any conditions not acceptable to the Plan Administrator. Any determination in this connection by the Plan Administrator shall be final, binding, and conclusive.

11. Insufficient Shares

If there are insufficient shares available under the LTIP to make an Award pursuant to this Plan on the date the Award is to be made, the Award will not be made, and the Board shall determine in its discretion what, if any, compensation shall be paid to the Non-Employee Director in lieu of such Award.

12. Modification and Termination

The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

13. Successors

All obligations of the Company under the Plan will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

14. Reservation of Rights

Nothing in this Plan or in any award agreement granted hereunder will be construed to limit in any way the Board’s right to remove a Non-Employee Director from the Board of Directors.

15. Legal Construction

15.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

15.2 Requirements of Law. The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations.

15.3 Tax Law Compliance. To the extent any provision of the Plan or action by the Board or Plan Administrator would subject any Non-Employee Director to liability for interest or additional taxes under Code section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and all Awards granted thereunder will comply with Section 409A of the Code and any regulations and guidelines issued thereunder, and the Plan and all Award agreements shall be interpreted and construed on a basis consistent with such intent. The Plan and all Award agreements may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Section 409A of the Code.

15.4 Unfunded Status of the Plan. The Plan is intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan for a select group of management under the Employee Retirement Income Security Act of 1974, as amended. To the extent that any Non-Employee Director or other person acquires a right to receive payments from the Company pursuant to the Plan or any Award made under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

15.5 Governing Law. The validity, construction and effect of the Plan, of Award agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such Award agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

15.6 Nontransferability. A Non-Employee Director’s Account may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Account and other Awards will be available during the Non-Employee Director’s lifetime only to the Non-Employee Director or the Non-Employee Director’s guardian or legal representative. The Board of Directors may, in its discretion, require a Non-Employee Director’s guardian or legal representative to supply it with evidence the Board of Directors deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Non-Employee Director.

16. Claims Procedure

16.1 Initial Claims. In the event that a dispute arises over any payment or Award under this Plan and the payment or Award is not paid or delivered to the Non-Employee Director (or to the Non-Employee Director’s estate in the case of the Non-Employee Director’s death), the claimant of such payment or Award must file a written claim with the Plan Administrator within 60 days from the date payment or delivery is refused. The Plan Administrator shall review the written claim and, if the claim is denied in whole or in part, shall provide, in writing and within 90 days of receipt of such claim, the specific reasons for such denial and reference to the provisions of this Plan or the LTIP upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the steps to be taken by the claimant if a further review of the claim denial is desired.

16.2 Appeals. If the claimant desires a second review, he or she shall notify the Plan Administrator in writing within 60 days of the first claim denial. The claimant may review the Plan, the LTIP or any documents relating thereto and submit any written issues and comments he or she may feel appropriate. In its discretion, the Plan Administrator shall then review the second claim and provide a written decision within 60 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan or LTIP upon which the decision is based.

* * * * *

Exhibit A

ELECTION FORM

FOR THE

FTI CONSULTING, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

The following elections are being made by the individual whose signature appears below and shall become effective in accordance with Section 6 of the FTI Consulting, Inc. Non-Employee Director Compensation Plan (the “Plan”) and shall remain in effect from year to year until modified in accordance with the provisions of such Section 6.

I.	ANNUAL RETAINER ELECTION (select one)

•	I wish to receive payment of my Annual Retainer in cash upon each Annual Retainer Payment Date.

•	I wish to defer receipt of payment of my Annual Retainer until my Termination Date.

•	I wish to receive payment of my Annual Retainer in the form of Options.

II.	CYCLICAL EQUITY GRANT ELECTION (select one)

•	I wish to receive my Cyclical Equity Grant in the form of Options.

•	I wish to receive my Cyclical Equity Grant in the form of Restricted Stock.

•	I wish to receive my Cyclical Equity Grant in the form of Restricted Stock Units.

I acknowledge having received a copy of the Plan and that I understand its terms and provisions, including the provisions regarding irrevocability of these elections except for prospective modifications that may be made for subsequent Plan Years in accordance with the rules set forth in Section 6.2 of the Plan.

Date	Signature

Received by FTI Consulting, Inc.

By:

Date: